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                                                                    Exhibit 23.4

ACCOUNTANTS' CONSENT


To the Board of Directors of Med-Emerg International Inc.



We consent to the use of our audit report dated March 16, 2000 on the consolidated balance sheets of Med-Emerg International Inc. as at December 31, 1999 and 1998 and the consolidated statements of operations and deficit and cash flows for the years ended included herein and to the reference to our firm under the heading "Experts" in the Form F-4.



/s/ Schwartz Levitsky Feldman, LLP

SCHWARTZ LEVITSKY FELDMAN, LLP

Toronto, Ontario, Canada

May 1, 2000